Exhibit 99.1

Enodia Therapeutics Strengthens Sec61 Portfolio Through Acquisition of Preclinical Assets from Kezar Life Sciences
Transaction deepens insights into Sec61 selectivity for targeted protein degradation, supporting accelerated development of Enodia’s novel small-molecule inhibitors
PARIS and SOUTH SAN FRANCISCO, Calif. - 12 March 2026 - Enodia Therapeutics, a biotechnology company developing novel small-molecule therapies for targeted protein degradation at the point of synthesis, and Kezar Life Sciences, Inc. (Nasdaq:KZR), a clinical-stage biotechnology company developing novel small molecule therapeutics to treat unmet needs in immune-mediated diseases, today announced that Enodia has acquired Kezar’s assets from its Sec61-based discovery and development program. The acquisition enables Enodia to advance its understanding of Sec61 selectivity mechanisms, expanding biological and translational insights for faster progression toward key clinical milestones.
Under the terms of the purchase agreement between Enodia and Kezar, Kezar will receive an initial upfront payment totaling $1 million, and will receive future payments upon achievement of certain development, regulatory and commercialization milestones, for a potential total of up to $127 million. Enodia has also agreed to pay tiered royalties on net sales.
“Kezar has made significant early advances in the Sec61 field with the discovery of small molecule inhibitors,” said Yves Ribeill, Chief Executive Officer of Enodia Therapeutics. “By integrating Kezar’s extensive preclinical datasets into our selective targeted protein degradation platform, this acquisition enhances our ability to make accelerated, yet informed development decisions across our candidate programs.”
Enodia’s proprietary platform enables selective Sec61 Translocon modulation, a novel approach to inhibit disease-relevant proteins at the point of their synthesis before pathological effects occur, while preserving essential physiological functions. Enodia has built a broad and well-characterized chemical space spanning multiple Sec61 inhibitor families, supported by extensive biological datasets, including proteomics, Cryo-EM and tailored cell line libraries to enable rational small-molecule drug design powered by machine learning. Insights from Kezar’s Sec61-based programs will further strengthen Enodia’s core focus on Sec61-driven selectivity for targeting protein degradation.
“Kezar has spent nearly ten years pioneering research and drug discovery efforts around the Sec61 translocon and continues to have strong conviction in this novel target,” said Chris Kirk, PhD, CEO of Kezar Life Sciences. “The team at Enodia is poised to make great progress in this space, and we are excited to see our efforts being carried on and expanded upon.”
About Enodia Therapeutics
Enodia Therapeutics is a biotechnology company focused on developing best-in-class small-molecule therapies that enable the degradation of disease-driving proteins at the point of synthesis, before they have a damaging effect. Rooted in pioneering research from the Institut Pasteur and built by Argobio, Enodia, through its Sec61 platform, is advancing a pipeline initially focused on inflammation, immunology and oncology, with additional opportunities in virology. For additional information please visit: enodiatx.com/
About Kezar Life Sciences
Kezar Life Sciences is a clinical-stage biopharmaceutical company developing novel small molecule therapeutics to treat unmet needs in immune-mediated diseases. Zetomipzomib, a selective immunoproteasome inhibitor, is currently being evaluated for autoimmune hepatitis. This product candidate also has the potential to address multiple chronic immune-mediated diseases. For more information, visit www.kezarlifesciences.com.
Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “can,” “should,” “expect,” “believe,” “potential,” “anticipate” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Kezar’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Kezar’s future results or performance to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the potential payment and receipt of milestone payments and royalties, the anticipated therapeutic benefit and ability of Sec61-based programs to address unmet medical need, and the future development of Sec61-based programs. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during clinical studies, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Kezar’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Kezar assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.
Contacts
Enodia Therapeutics
Morgane Schwenzer - morgane.schwenzer@enodiatx.com

Media Relations - Linnden Communications
Michelle Linn – michelle@linndencom.com

Kezar Life Sciences
Investor and Media Contact - IR@kezarbio.com

Sources: Enodia Therapeutics and Kezar Life Sciences, Inc.